UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2014

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-10294	95-3276269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 Cousteau Court, Vista, California

(Address of principal executive offices, including ZIP code)

(760) 598-1655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of December 30, 2014, International Lottery & Totalizator Systems, Inc., a California corporation (“ILTS California”), merged with and into its wholly owned subsidiary, Delaware International Lottery & Totalizator Systems, Inc., a Delaware corporation (“ILTS Delaware” or the “Company”).  The purpose of the merger was to change the state of incorporation of ILTS California from California to Delaware.  The merger was effected pursuant to that certain Agreement and Plan of Merger, dated January 8, 2014 (the “Merger Agreement”), which was approved and adopted by Berjaya Lottery Management (H.K.) Limited (“Berjaya”), the holder of 9,245,317 shares of the common stock of ILTS California, representing 71.3% of the outstanding shares, by written consent on January 9, 2014.  A certificate of merger was filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California on December 30, 2014.

Pursuant to the Merger Agreement, ILTS Delaware is the surviving corporation and changed its name to “International Lottery & Totalizator Systems, Inc.”  Subsequent to the merger contemplated by the Merger Agreement, the Certificate of Incorporation and Bylaws of ILTS Delaware continued in full force and effect as the Certificate of Incorporation and Bylaws of the surviving corporation and the persons serving as the directors and officers of ILTS California became the directors and officers of the surviving corporation.

On the effective date of the merger, the issued and outstanding shares of common stock, without par value, of ILTS California automatically converted into shares of the common stock, par value $0.01 per share, of ILTS Delaware on a one-for-one basis, and ILTS Delaware succeeded to all the assets, rights, powers, property, debts, liabilities and obligations of ILTS California. The shareholders of ILTS California were not required to surrender their certificates for the common stock of ILTS California, but may, at their option, surrender such certificates and receive certificates of ILTS Delaware common stock.

The merger did not result in any change in the business, management, location of the principal executive offices, assets or liabilities of ILTS California.

As a result of the merger, ILTS Delaware became the successor corporation to ILTS California under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to its common stock and succeeded to ILTS California’s reporting obligations thereunder.  Pursuant to Rule 12g-3 promulgated under the Exchange Act, the common stock of ILTS Delaware is deemed to be registered under Section 12(g) of the Exchange Act.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Effective as of December 31, 2014, at 5:00 p.m. Eastern Time, the Company amended its Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse stock split on outstanding shares of its common stock (the “Reverse Stock Split”) at a ratio of 9,245,317-for-1, whereby each 9,245,317 issued and outstanding shares of common stock prior to the Reverse Stock Split were automatically and without any action on the part of the respective holders thereof combined and converted into one (1) share of common stock.  Berjaya will remain as the sole stockholder of the Company following the Reverse Stock Split and each stockholder holding less than one (1) whole share of common stock following the Reverse Stock Split will be paid $1.33 in cash per pre-Reverse Stock Split shares of common stock in lieu of fractional share interests.

The Certificate of Amendment is intended to enable the Company to reduce its “record holders” (as defined by Rule 12g5-1 of the Exchange Act) below 300, thereby allowing it to file a Form 15 to cease its periodic reporting obligations under the Exchange Act and forego many of the expenses associated with operating as a public company subject to the reporting obligations of the Securities and Exchange Commission.

Item 9.01	Exhibits.

1.	Not applicable.

2.	Not applicable.

3.	Not applicable.

4.	Exhibits. The following exhibits are being filed herewith:

(2.1)	Certificate of Merger of International Lottery & Totalizator Systems, Inc. and Delaware International Lottery & Totalizator Systems, Inc., effective December 30, 2014.

(3.1)	Amendment to Certificate of Incorporation of International Lottery & Totalizator Systems, Inc., effective December 31, 2014, at 5:00 p.m., Eastern Time.

(99.1)	Press release of International Lottery & Totalizator Systems, dated December 31, 2014, announcing effectiveness of the reverse stock split.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

Date: January 2, 2015	By:	/s/ Siaw Peng Low
	Name:	Siaw Peng Low
	Title:	Corporate Secretary

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(2.1)	Certificate of Merger of International Lottery & Totalizator Systems, Inc. and Delaware International Lottery & Totalizator Systems, Inc., effective December 30, 2014.

(3.1)	Amendment to Certificate of Incorporation of International Lottery & Totalizator Systems, Inc., effective December 31, 2014, at 5:00 p.m., Eastern Time.

(99.1)	Press release of International Lottery & Totalizator Systems, dated December 31, 2014, announcing effectiveness of the reverse stock split.